UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 21, 2007

United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On June 21, 2007, United Western Bancorp, Inc. (the “Registrant”) announced that it has elected to redeem all of the outstanding ($15,464,000 aggregate principal amount) of its 10.25% Fixed Rate Junior Subordinated Deferrable Interest Debt Securities Due 2031 (the “Trust Preferred Securities”). The redemption of the Trust Preferred Securities will cause the Registrant’s statutory business trust, Matrix Bancorp Capital Trust III, to call for the redemption of the Trust Preferred Securities at a redemption price equal to 106.15% of the principal amount of the Trust Preferred Securities plus accrued but unpaid interest to but not including the Redemption Date of July 25, 2007. In addition to the prepayment penalty of $922,500 associated with the redemption price premium, the Registrant also has unamortized deferred issuance costs of approximately $364,000 associated with the Trust Preferred Securities. Accordingly, in the third quarter, the Registrant will incur a pre-tax charge of approximately $1.286 million. The Registrant intends to draw upon its credit agreement with a third party financial institution and utilize cash on hand to fund the redemption. A copy of the press release announcing the redemption is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated June 21, 2007, announcing redemption of Trust Preferred Securities Due 2031

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 21, 2007

UNITED WESTERN BANCORP, INC.

By: /s/ Jeffrey R. Leventhal
Name: Jeffrey R. Leventhal
Title: Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated June 21, 2007, announcing redemption of Trust Preferred Securities Due 2031